CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$5,000,000	$356.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
*	The additional filing fee related solely to the additional issuance of $5,000,000 principal amount of Securities (CUSIP: 06740PPU4). A filing fee of $71.30 for the issuance of the $1,000,000 principal amount of the Securities (CUSIP: 06740PPU4) was previously paid in connection with the issuance dated September 30, 2010. The new aggregate amount of the Securities is $6,000,000.

Pricing Supplement	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated August 31, 2010, and	Registration No. 333-169119
the Prospectus Supplement dated August 31, 2010)
September 27, 2010, amended as of October 18, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: September 30, 2010

•	Initial valuation date: September 27, 2010

•	Final valuation date: September 27, 2011

•	Maturity date: September 30, 2011

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.
•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Public Offering Price: Variable Price Re-offers**

•	Tax allocation of coupon rate:

Deposit income*:.81%

Put premium: The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount		Coupon Rate*	Protection Level	Aggregate Proceeds to Issuer**	Note Issuance#	CUSIP/ISIN
Apple Inc.	$291.05	PS-8	AAPL	$1,000,000		9.50%	80.00%	$979,000	E-5910	06740PPL4/ US06740PPL49
American Express Company	$43.44	PS-10	AXP	$1,000,000		10.75%	75.00%	$979,000	E-5911	06740PPM2/ US06740PPM22
Peabody Energy Corporation	$48.78	PS-11	BTU	$1,000,000		11.25%	75.00%	$979,000	E-5912	06740PPN0/ US06740PPN05
Citigroup Inc.	$3.87	PS-13	C	$1,000,000		11.50%	80.00%	$979,000	E-5913	06740PPP5/ US06740PPP52
Celgene Corporation	$57.64	PS-15	CELG	$1,000,000		9.25%	80.00%	$979,000	E-5914	06740PPQ3/ US06740PPQ36
Carpenter Technology Corporation	$34.98	PS-17	CRS	$1,000,000		14.00%	75.00%	$979,000	E-5915	06740PPR1/ US06740PPR19
Dell Inc.	$12.63	PS-19	DELL	$250,000		10.25%	80.00%	$244,750	E-5916	06740PPS9/ US06740PPS91
Ford Motor Company	$12.48	PS-21	F	$1,000,000		10.25%	80.00%	$979,000	E-5917	06740PPT7/ US06740PPT74
JPMorgan Chase & Co.	$39.05	PS-22	JPM	$6,000,000	***	9.25%	75.00%	$5,874,000	E-5918	06740PPU4/ US06740PPU48
MetLife Inc.	$38.78	PS-24	MET	$1,000,000		10.00%	75.00%	$979,000	E-5919	06740PPV2/ US06740PPV21
Nokia Corporation (American Depository Share)	$9.81	PS-25	NOK	$1,000,000		12.25%	75.00%	$979,000	E-5920	06740PPW0/ US06740PPW04
Stillwater Mining Company	$17.01	PS-27	SWC	$250,000		17.00%	75.00%	$244,750	E-5921	06740PPX8/ US06740PPX86

*	Annualized Rate
**	Barclays Capital Inc. has agreed to purchase the Notes from us at 100% of the principal amount minus a commission equal to $21 per $1,000 principal amount, or 2.1%, resulting in aggregate proceeds to Barclays Bank PLC with respect to each Note offering as indicated in the table above. Barclays Capital Inc. proposes to offer the Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. Barclays Capital Inc. may also use all or a portion of its commissions on the Notes to pay selling concessions or fees to other dealers.
***	The aggregate principal amount of $6,000,000 includes an issuance of $5,000,000 aggregate principal amount of the Notes with Note Issuance # E-5918 on October 19, 2010. The original $1,000,000 aggregate principal amount of such Notes was issued on September 30, 2010. Such Notes further issued will have the same CUSIP and ISIN numbers as the Notes originally issued.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201448/df3asr.htm

Prospectus Supplement dated August 31, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510201604/d424b3.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.] 1

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, which are treated as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. In addition, we intend to treat any discount on the Notes as attributable to the Put Option, and therefore as if Put Premium equal to the discount is paid to the holder. However, the Internal Revenue Service (the “IRS”) could assert that any discount on the Notes should be attributable in whole or in part to the Deposit. Moreover, if the IRS were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

Holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Apple Inc.

According to publicly available information, Apple Inc. and its wholly-owned subsidiaries (collectively the “Company”) design, manufacture, and market personal computers, mobile communication devices, and portable digital music and video players and sell a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPhone® and iPod® compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content and applications through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government and creative customers. The Company is a California corporation founded in 1977.

At the end of fiscal 2009, the Company had opened a total of 273 retail stores, including 217 stores in the U.S. and 56 stores internationally. The stores offer a selection of third-party hardware, software, and various other accessories and peripherals that are intended to complement the Company’s products.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
March 31, 2010	$237.48	$190.26	$234.93
June 30, 2010	$279.00	$199.35	$251.53
September 27, 2010*	$294.73	$235.56	$291.05

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $291.05

Protection level: 80.00%

Protection price: $232.84

Physical delivery amount: 3 ($1,000/Initial price)

Fractional shares: 0.435836

Coupon: 9.50% per annum

Maturity: September 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

American Express Company

According to publicly available information, American Express Company (the “Company”), together with its consolidated subsidiaries, is a global services company. The Company’s financial products and services are charge and credit payment card products and travel-related services The Company was founded in 1850 and has headquarters in New York, New York.

The linked share’s SEC file number is 001-07657

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 31, 2009	$42.25	$31.69	$40.52
March 31, 2010	$43.24	$36.60	$41.26
June 30, 2010	$49.19	$37.14	$39.70
September 27, 2010*	$45.68	$38.43	$43.44

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $43.44

Protection level: 75.00%

Protection price: $32.58

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.020258

Coupon: 10.75% per annum

Maturity: September 30, 2011

Dividend yield: 1.67% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.75%		101.67%
+ 90%	10.75%		91.67%
+ 80%	10.75%		81.67%
+ 70%	10.75%		71.67%
+ 60%	10.75%		61.67%
+ 50%	10.75%		51.67%
+ 40%	10.75%		41.67%
+ 30%	10.75%		31.67%
+ 20%	10.75%		21.67%
+ 10%	10.75%		11.67%
+ 5%	10.75%		6.67%

0%	10.750%		1.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.75%	5.75%	-3.33%
- 10%	10.75%	0.75%	-8.33%
- 20%	10.75%	-9.25%	-18.33%
- 30%	N/A	-19.25%	-28.33%
- 40%	N/A	-29.25%	-38.33%
- 50%	N/A	-39.25%	-48.33%
- 60%	N/A	-49.25%	-58.33%
- 70%	N/A	-59.25%	-68.33%
- 80%	N/A	-69.25%	-78.33%
- 90%	N/A	-79.25%	-88.33%
- 100%	N/A	-89.25%	-98.33%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is a private-sector coal company. It was incorporated in Delaware in 2001 and its history in the coal mining business dates back to 1883. It owns majority interests in 28 coal mining operations located in the U.S. and Australia. In addition to its mining operations, the Company’s markets, brokers and trades coal through its Trading and Brokerage segment. The Company has expanded its international trading group in the last few years, most recently with the addition of a trading office in Singapore and a business development office in Indonesia.

The Company’s operations consist of four principal segments: its three mining segments and its Trading and Brokerage segment. Its three mining segments are Western U.S. Mining, Midwestern U.S. Mining and Australian Mining. Its fifth segment, Corporate and Other, includes mining and export/transportation joint ventures, energy-related commercial activities as well as the management of its coal reserve and real estate holdings through initiatives such as 1) participation in developing mine-mouth coal-fueled generating plants; 2) developing Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels; and 3) advancing carbon capture and storage initiatives.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
December 31, 2009	$48.14	$34.54	$45.21
March 31, 2010	$51.94	$39.90	$45.70
June 30, 2010	$50.25	$34.91	$39.13
September 27, 2010*	$49.53	$38.08	$48.78

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $48.78

Protection level: 75.00%

Protection price: $36.59

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.500205

Coupon: 11.25% per annum

Maturity: September 30, 2011

Dividend yield: 0.58% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.25%		100.58%
+ 90%	11.25%		90.58%
+ 80%	11.25%		80.58%
+ 70%	11.25%		70.58%
+ 60%	11.25%		60.58%
+ 50%	11.25%		50.58%
+ 40%	11.25%		40.58%
+ 30%	11.25%		30.58%
+ 20%	11.25%		20.58%
+ 10%	11.25%		10.58%
+ 5%	11.25%		5.58%

0%	11.25%		0.58%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.250%	6.25%	-4.42%
- 10%	11.250%	1.25%	-9.42%
- 20%	11.250%	-8.75%	-19.42%
- 30%	N/A	-18.75%	-29.42%
- 40%	N/A	-28.75%	-39.42%
- 50%	N/A	-38.75%	-49.42%
- 60%	N/A	-48.75%	-59.42%
- 70%	N/A	-58.75%	-69.42%
- 80%	N/A	-68.75%	-79.42%
- 90%	N/A	-78.75%	-89.42%
- 100%	N/A	-88.75%	-99.42%

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a range of financial products and services including consumer banking, credit cards, corporate and investment banking, securities brokerage and wealth management.

As of December 31, 2009, the Company currently operated, for management reporting purposes, via two primary business segments: (1) Citicorp, consisting of the Company’s Regional Consumer Banking businesses and Institutional Clients Group; and (2) Citi Holdings, consisting of its Brokerage and Asset Management and Local Consumer Lending businesses, and a Special Asset Pool.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 28, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
March 31, 2008	$29.89	$18.00	$21.42
June 30, 2008	$27.35	$16.58	$16.76
September 30, 2008	$22.21	$12.85	$20.51
December 31, 2008	$23.50	$3.05	$6.71
March 31, 2009	$7.58	$0.97	$2.53
June 30, 2009	$4.48	$2.43	$2.97
September 30, 2009	$5.42	$2.55	$4.84
December 31, 2009	$5.00	$3.15	$3.31
March 31, 2010	$4.40	$3.11	$4.05
June 30, 2010	$5.07	$3.53	$3.76
September 27, 2010*	$4.30	$3.62	$3.87

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $3.87

Protection level: 80.00%

Protection price: $3.10

Physical delivery amount: 258 ($1,000/Initial price)

Fractional shares: 0.397933

Coupon: 11.50% per annum

Maturity: September 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	11.50%		100.00%
+ 90%	11.50%		90.00%
+ 80%	11.50%		80.00%
+ 70%	11.50%		70.00%
+ 60%	11.50%		60.00%
+ 50%	11.50%		50.00%
+ 40%	11.50%		40.00%
+ 30%	11.50%		30.00%
+ 20%	11.50%		20.00%
+ 10%	11.50%		10.00%
+ 5%	11.50%		5.00%

0%	11.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.50%	6.50%	-5.00%
- 10%	11.50%	1.50%	-10.00%
- 20%	11.50%	-8.50%	-20.00%
- 30%	N/A	-18.50%	-30.00%
- 40%	N/A	-28.50%	-40.00%
- 50%	N/A	-38.50%	-50.00%
- 60%	N/A	-48.50%	-60.00%
- 70%	N/A	-58.50%	-70.00%
- 80%	N/A	-68.50%	-80.00%
- 90%	N/A	-78.50%	-90.00%
- 100%	N/A	-88.50%	-100.00%

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of therapies designed to treat cancer and immune-inflammatory related diseases. The Company targets areas such as intracellular signaling pathways in cancer and immune cells, immunomodulation in cancer and autoimmunity and placental cell, including stem and progenitor cell, research. The drug and cell therapies the Company develops are designed to treat life-threatening diseases or chronic debilitating conditions. The Company invests in a range of therapeutic programs that are investigating ways to treat and manage chronic diseases by targeting the disease source through multiple mechanisms of action.

The Company’s commercial stage products include REVLIMID®, THALOMID® (inclusive of Thalidomide CelgeneTM and Thalidomide PharmionTM, subsequent to the acquisition of Pharmion Corporation, or Pharmion), VIDAZA® and FOCALIN®. FOCALIN® is sold exclusively to Novartis Pharma AG, or Novartis.

In 1986, the Company was spun off from Celanese Corporation.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 28, 2007	$72.23	$56.56	$71.31
December 31, 2007	$75.44	$41.26	$46.21
March 31, 2008	$62.18	$46.07	$61.29
June 30, 2008	$65.89	$56.88	$63.87
September 30, 2008	$77.39	$56.00	$63.28
December 31, 2008	$66.50	$45.46	$55.28
March 31, 2009	$56.59	$39.32	$44.40
June 30, 2009	$48.76	$36.90	$47.84
September 30, 2009	$58.31	$45.27	$55.90
December 31, 2009	$57.79	$49.75	$55.68
March 31, 2010	$65.79	$54.03	$61.96
June 30, 2010	$64.00	$49.55	$50.82
September 27, 2010*	$58.68	$48.02	$57.64

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $57.64

Protection level: 80.00%

Protection price: $46.11

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.349063

Coupon: 9.25% per annum

Maturity: September 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.250%	4.25%	-5.00%
- 10%	9.250%	-0.75%	-10.00%
- 20%	9.250%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

Carpenter Technology

According to publicly available information, Carpenter Technology Corporation (the “Company”) is engaged in the manufacturing, fabrication, and distribution of cast/wrought and powder metal stainless steels and special alloys including high temperature alloys, controlled expansion alloys, ultra high strength alloys, implantable alloys, tool and die steels and other specialty metals, as well as cast/wrought titanium alloys. The Company’s major classes of products are: Special alloys; Stainless steels; and Titanium products.

The linked share’s SEC file number is 001-05828

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$23.91	$15.47	$23.87
December 31, 2004	$30.96	$19.18	$29.23
March 31, 2005	$35.06	$24.83	$29.71
June 30, 2005	$31.73	$25.20	$25.90
September 30, 2005	$32.76	$25.35	$29.31
December 30, 2005	$36.04	$25.59	$35.24
March 31, 2006	$49.68	$34.98	$47.26
June 30, 2006	$71.06	$46.86	$57.75
September 29, 2006	$61.27	$45.06	$53.76
December 29, 2006	$59.56	$48.84	$51.26
March 30, 2007	$62.83	$48.19	$60.38
June 29, 2007	$69.00	$59.38	$65.16
September 28, 2007	$74.98	$49.77	$65.01
December 31, 2007	$79.65	$61.82	$75.17
March 31, 2008	$75.38	$50.80	$55.97
June 30, 2008	$63.06	$41.69	$43.65
September 30, 2008	$43.10	$24.12	$25.65
December 31, 2008	$25.58	$11.72	$20.54
March 31, 2009	$24.20	$12.02	$14.12
June 30, 2009	$25.20	$13.53	$20.81
September 30, 2009	$26.29	$16.29	$23.39
December 31, 2009	$28.35	$20.12	$26.95
March 31, 2010	$38.82	$25.72	$36.60
June 30, 2010	$43.24	$32.73	$32.83
September 27, 2010*	$38.70	$30.17	$34.98

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CRS

Initial price: $34.98

Protection level: 75.00%

Protection price: $26.24

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.587764

Coupon: 14.00% per annum

Maturity: September 30, 2011

Dividend yield: 2.12% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	14.00%		102.12%
+ 90%	14.00%		92.12%
+ 80%	14.00%		82.12%
+ 70%	14.00%		72.12%
+ 60%	14.00%		62.12%
+ 50%	14.00%		52.12%
+ 40%	14.00%		42.12%
+ 30%	14.00%		32.12%
+ 20%	14.00%		22.12%
+ 10%	14.00%		12.12%
+ 5%	14.00%		7.12%

0%	14.00%		2.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.00%	9.00%	-2.88%
- 10%	14.00%	4.00%	-7.88%
- 20%	14.00%	-6.00%	-17.88%
- 30%	N/A	-16.00%	-27.88%
- 40%	N/A	-26.00%	-37.88%
- 50%	N/A	-36.00%	-47.88%
- 60%	N/A	-46.00%	-57.88%
- 70%	N/A	-56.00%	-67.88%
- 80%	N/A	-66.00%	-77.88%
- 90%	N/A	-76.00%	-87.88%
- 100%	N/A	-86.00%	-97.88%

DELL INC

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 31, 2009	$11.42	$7.84	$9.48
June 30, 2009	$13.96	$9.22	$13.73
September 30, 2009	$17.23	$11.84	$15.26
December 31, 2009	$16.20	$12.74	$14.36
March 31, 2010	$15.25	$12.75	$15.01
June 30, 2010	$17.52	$12.00	$12.06
September 27, 2010*	$13.94	$11.34	$12.63

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $12.63

Protection level: 80.00%

Protection price: $10.10

Physical delivery amount: 79 ($1,000/Initial price)

Fractional shares: 0.176564

Coupon: 10.25% per annum

Maturity: September 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.250%	5.25%	-5.00%
- 10%	10.250%	0.25%	-10.00%
- 20%	10.250%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) is an automotive company that sells vehicles under brands including Ford, Mercury, Lincoln, and Volvo. The Company and its subsidiaries also engage in other businesses, including financing vehicles. The Company was incorporated in Delaware in 1919.

The linked share’s SEC file number is 001-03950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
December 31, 2009	$10.37	$6.61	$10.00
March 31, 2010	$14.54	$10.06	$12.57
June 30, 2010	$14.57	$9.75	$10.08
September 27, 2010*	$13.24	$10.02	$12.48

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $12.48

Protection level: 80.00%

Protection price: $9.98

Physical delivery amount: 80 ($1,000/Initial price)

Fractional shares: 0.128205

Coupon: 10.25% per annum

Maturity: September 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.25%		100.00%
+ 90%	10.25%		90.00%
+ 80%	10.25%		80.00%
+ 70%	10.25%		70.00%
+ 60%	10.25%		60.00%
+ 50%	10.25%		50.00%
+ 40%	10.25%		40.00%
+ 30%	10.25%		30.00%
+ 20%	10.25%		20.00%
+ 10%	10.25%		10.00%
+ 5%	10.25%		5.00%

0%	10.250%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.25%	5.25%	-5.00%
- 10%	10.25%	0.25%	-10.00%
- 20%	10.25%	-9.75%	-20.00%
- 30%	N/A	-19.75%	-30.00%
- 40%	N/A	-29.75%	-40.00%
- 50%	N/A	-39.75%	-50.00%
- 60%	N/A	-49.75%	-60.00%
- 70%	N/A	-59.75%	-70.00%
- 80%	N/A	-69.75%	-80.00%
- 90%	N/A	-79.75%	-90.00%
- 100%	N/A	-89.75%	-100.00%

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank, N.A.”), a national banking association with U.S. branches in 23 states, and Chase Bank USA, National Association (“Chase Bank USA, N.A.”), a national banking association that is the Firm’s credit card–issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities Inc. (“JPMorgan Securities”), the Company’s U.S. investment banking firm. The bank and nonbank subsidiaries of the Company operates nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The linked share’s SEC file number is: 001-05805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
March 31, 2009	$31.64	$14.96	$26.58
June 30, 2009	$38.94	$25.32	$34.11
September 30, 2009	$46.50	$31.59	$43.82
December 31, 2009	$47.47	$40.06	$41.67
March 31, 2010	$46.05	$37.03	$44.75
June 30, 2010	$48.20	$36.51	$36.61
September 30, 2010	$41.70	$35.16	$38.07
October 15, 2010*	$40.72	$36.54	$37.15

*	High, low and closing prices are for the period starting October 1, 2010 and ending October 15, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $39.05

Protection level: 75.00%

Protection price: $29.29

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.608195

Coupon: 9.25% per annum

Maturity: September 30, 2011

Dividend yield: 0.51% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.51%
+ 90%	9.25%		90.51%
+ 80%	9.25%		80.51%
+ 70%	9.25%		70.51%
+ 60%	9.25%		60.51%
+ 50%	9.25%		50.51%
+ 40%	9.25%		40.51%
+ 30%	9.25%		30.51%
+ 20%	9.25%		20.51%
+ 10%	9.25%		10.51%
+ 5%	9.25%		5.51%

0%	9.25%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.49%
- 10%	9.25%	-0.75%	-9.49%
- 20%	9.25%	-10.75%	-19.49%
- 30%	N/A	-20.75%	-29.49%
- 40%	N/A	-30.75%	-39.49%
- 50%	N/A	-40.75%	-49.49%
- 60%	N/A	-50.75%	-59.49%
- 70%	N/A	-60.75%	-69.49%
- 80%	N/A	-70.75%	-79.49%
- 90%	N/A	-80.75%	-89.49%
- 100%	N/A	-90.75%	-99.49%

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a provider of insurance, employee benefits and financial services with operations in the United States and the regions of Latin America, Europe, and Asia Pacific. The Company also provides savings and mortgage banking products.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 30, 2010	$47.75	$36.70	$37.76
September 27, 2010*	$43.12	$35.38	$38.78

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $38.78

Protection level: 75.00%

Protection price: $29.09

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.786488

Coupon: 10.00% per annum

Maturity: September 30, 2011

Dividend yield: 1.92% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		101.92%
+ 90%	10.00%		91.92%
+ 80%	10.00%		81.92%
+ 70%	10.00%		71.92%
+ 60%	10.00%		61.92%
+ 50%	10.00%		51.92%
+ 40%	10.00%		41.92%
+ 30%	10.00%		31.92%
+ 20%	10.00%		21.92%
+ 10%	10.00%		11.92%
+ 5%	10.00%		6.92%

0%	10.000%		1.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-3.08%
- 10%	10.00%	0.00%	-8.08%
- 20%	10.00%	-10.00%	-18.08%
- 30%	N/A	-20.00%	-28.08%
- 40%	N/A	-30.00%	-38.08%
- 50%	N/A	-40.00%	-48.08%
- 60%	N/A	-50.00%	-58.08%
- 70%	N/A	-60.00%	-68.08%
- 80%	N/A	-70.00%	-78.08%
- 90%	N/A	-80.00%	-88.08%
- 100%	N/A	-90.00%	-98.08%

Nokia Corporation

According to publicly available information, Nokia Corporation (the “Company”) is a public limited liability company incorporated under the laws of the Republic of Finland. The Company develops and makes mobile technology devices. The Company’s operations are divided into three segments, including Devices and Services, which develops and manages the Company’s portfolios of mobile devices, NAVTEQ, which provides digital map information and related location based content and services for navigation systems, and Nokia Siemens Networks, which provides mobile and fixed network infrastructure, communications and network services platforms.

The linked share’s SEC file number is 001-13202

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$14.82	$10.89	$13.72
December 31, 2004	$16.90	$13.66	$15.67
March 31, 2005	$16.50	$13.92	$15.43
June 30, 2005	$17.70	$14.52	$16.64
September 30, 2005	$18.07	$15.17	$16.91
December 30, 2005	$18.82	$15.82	$18.30
March 31, 2006	$21.36	$17.66	$20.72
June 30, 2006	$23.40	$18.83	$20.26
September 29, 2006	$21.60	$18.23	$19.69
December 29, 2006	$21.00	$19.05	$20.32
March 30, 2007	$23.21	$18.88	$22.92
June 29, 2007	$29.18	$22.54	$28.11
September 28, 2007	$38.06	$27.06	$37.93
December 31, 2007	$42.21	$35.08	$38.39
March 31, 2008	$38.64	$28.47	$31.83
June 30, 2008	$34.90	$23.61	$24.50
September 30, 2008	$28.33	$17.23	$18.65
December 31, 2008	$18.86	$12.08	$15.60
March 31, 2009	$16.37	$8.47	$11.67
June 30, 2009	$16.58	$11.46	$14.58
September 30, 2009	$16.00	$12.10	$14.62
December 31, 2009	$15.60	$12.15	$12.85
March 31, 2010	$15.65	$12.52	$15.54
June 30, 2010	$15.88	$8.00	$8.15
September 27, 2010*	$10.29	$8.21	$9.81

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOK

Initial price: $9.81

Protection level: 75.00%

Protection price: $7.36

Physical delivery amount: 101 ($1,000/Initial price)

Fractional shares: 0.936799

Coupon: 12.25% per annum

Maturity: September 30, 2011

Dividend yield: 4.99% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	12.25%		104.99%
+ 90%	12.25%		94.99%
+ 80%	12.25%		84.99%
+ 70%	12.25%		74.99%
+ 60%	12.25%		64.99%
+ 50%	12.25%		54.99%
+ 40%	12.25%		44.99%
+ 30%	12.25%		34.99%
+ 20%	12.25%		24.99%
+ 10%	12.25%		14.99%
+ 5%	12.25%		9.99%

0%	12.250%		4.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.25%	7.25%	-0.01%
- 10%	12.25%	2.25%	-5.01%
- 20%	12.25%	-7.75%	-15.01%
- 30%	N/A	-17.75%	-25.01%
- 40%	N/A	-27.75%	-35.01%
- 50%	N/A	-37.75%	-45.01%
- 60%	N/A	-47.75%	-55.01%
- 70%	N/A	-57.75%	-65.01%
- 80%	N/A	-67.75%	-75.01%
- 90%	N/A	-77.75%	-85.01%
- 100%	N/A	-87.75%	-95.01%

Stillwater Mining Company

According to publicly available information, Stillwater Mining Company (the “Company”) is engaged in the development, extraction, processing, refining and marketing of palladium, platinum and associated metals (platinum group metals or PGMs) from a geological formation in south central Montana and from the recycling of spent catalytic converters. The Company conducts mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana.

At December 31, 2009, the Company had proven and probably ore reserves of approximately 41.0 million tons with an average grade of 0.50 ounce of PGMs per ton containing approximately 20.6 million ounces of palladium and platinum at an in-situ ratio of about 3.57 parts palladium to one part platinum.

The linked share’s SEC file number is 001-13053.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 30, 2004	$16.59	$12.60	$15.50
December 31, 2004	$16.30	$9.53	$11.26
March 31, 2005	$12.50	$9.38	$9.85
June 30, 2005	$9.93	$6.05	$7.42
September 30, 2005	$10.32	$7.13	$9.15
December 30, 2005	$12.45	$8.11	$11.57
March 31, 2006	$17.30	$11.66	$16.46
June 30, 2006	$18.86	$10.23	$12.68
September 29, 2006	$13.10	$7.89	$8.40
December 29, 2006	$14.08	$7.95	$12.49
March 30, 2007	$14.98	$10.89	$12.69
June 29, 2007	$16.47	$10.62	$11.01
September 28, 2007	$12.43	$7.93	$10.29
December 31, 2007	$11.86	$8.42	$9.66
March 31, 2008	$22.72	$7.55	$15.47
June 30, 2008	$18.89	$10.10	$11.83
September 30, 2008	$12.02	$5.60	$5.81
December 31, 2008	$5.93	$1.76	$4.94
March 31, 2009	$5.60	$2.66	$3.70
June 30, 2009	$8.32	$3.62	$5.71
September 30, 2009	$8.33	$4.45	$6.72
December 31, 2009	$10.37	$6.02	$9.48
March 31, 2010	$14.51	$9.40	$12.98
June 30, 2010	$18.47	$10.71	$11.62
September 27, 2010*	$17.12	$10.53	$17.01

*	High, low and closing prices are for the period starting July 1, 2010 and ending September 27, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWC

Initial price: $17.01

Protection level: 75.00%

Protection price: $12.76

Physical delivery amount: 58 ($1,000/Initial price)

Fractional shares: 0.788948

Coupon: 17.00% per annum

Maturity: September 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	17.00%		100.00%
+ 90%	17.00%		90.00%
+ 80%	17.00%		80.00%
+ 70%	17.00%		70.00%
+ 60%	17.00%		60.00%
+ 50%	17.00%		50.00%
+ 40%	17.00%		40.00%
+ 30%	17.00%		30.00%
+ 20%	17.00%		20.00%
+ 10%	17.00%		10.00%
+ 5%	17.00%		5.00%

0%	17.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	17.00%	12.00%	-5.00%
- 10%	17.00%	7.00%	-10.00%
- 20%	17.00%	-3.00%	-20.00%
- 30%	N/A	-13.00%	-30.00%
- 40%	N/A	-23.00%	-40.00%
- 50%	N/A	-33.00%	-50.00%
- 60%	N/A	-43.00%	-60.00%
- 70%	N/A	-53.00%	-70.00%
- 80%	N/A	-63.00%	-80.00%
- 90%	N/A	-73.00%	-90.00%
- 100%	N/A	-83.00%	-100.00%